POWER OF ATTORNEY

FOR SEC FILINGS ON FORMS ID, 3, 4, 5 AND 144
IN RESPECT OF SECURITIES OF
GRANITE POINT MORTGAGE TRUST INC.

The undersigned hereby constitutes and appoints each of Michael Karber, Alyn Bedford, Erikka Graves and Blake Johnson as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for them in their name and stead in any and all capacities, to sign and file for and on their behalf, in respect of any ownership, acquisition, disposition or other change in ownership of any securities of Granite Point Mortgage Trust Inc. (the "Company"), the following:

(i) any Form ID to be filed with the Securities and Exchange Commission (the "SEC");

(ii) any Initial Statement of Beneficial Ownership of Securities on Form 3 to be filed with the SEC;

(iii) any Statement of Changes of Beneficial Ownership of Securities on Form 4 to be filed with the SEC;

(iv) any Annual Statement of Beneficial Ownership of Securities on Form 5 to be filed with the SEC;

(v) any Notice of Proposed Sale of Securities on Form 144 to be filed with the SEC; and

(vi) any and all agreements, certificates, receipts or other documents in connection therewith.

The undersigned hereby gives full power and authority to the attorney-in-fact to seek and obtain as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release such information to the undersigned and approves and ratifies any such release of information.

The undersigned hereby grants unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifies and confirms all that any such attorney-in-fact and agent or substitute may do or cause to be done by virtue hereof.

The undersigned hereby authorizes such attorney-in-fact to generate new and/or replacement EDGAR access codes on behalf of the undersigned and serve as an account administrator with the SEC to manage the undersigned's EDGAR account, adding other account administrators, users and technical administrators and delegating authority to file, as needed.

The undersigned acknowledges that:

(i) neither the Company nor such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) any liability of the undersigned for any failure to comply with such requirements or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(ii) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

[Signature on Next Page]

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on April 28, 2025.

Ethan Lebowitz

STATE OF Florida)
)
COUNTY OF Miami - Dade

On this 28 day of April 2025, before me, the undersigned, a Notary Public in and for said state, personally appeared Ethan Lebowitz, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

WITNESS my hand and official seal.

Signature: Monica Weisson
Notary Public: Monica Weisson
My Commission Expires: 10-07-2026
[SEAL]

NOTARY PUBLIC STATE OF FLORIDA
MONICA WEISSON
Commission # HH 304935
Expires October 7, 2026